SCHEDULE 14A INFORMATION
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Trident Microsystems, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September  , 2005
Dear Stockholder:
     This year’s annual meeting of stockholders will be held on Monday, October 24, 2005 at 9:00 a.m. local time, at Trident Microsystems, Inc., 1090 East Arques Avenue, Sunnyvale, California 94085. You are cordially invited to attend.
     The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.
     After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting and vote in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.
     A copy of the Company’s 2005 Form 10-K is also enclosed.
     The Board of Directors and management look forward to seeing you at the annual meeting.
Very truly yours,
FRANK C. LIN
Chairman of the Board of Directors,
President and Chief Executive Officer

TRIDENT MICROSYSTEMS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 24, 2005
To The Stockholders:
     Please take notice that the annual meeting of the stockholders of Trident Microsystems, Inc. (the “Company”), will be held on October 24, 2005, at 9:00 a.m. local time, at Trident Microsystems, Inc., 1090 East Arques Avenue, Sunnyvale, California 94085, for the following purposes:
1.	To elect one Class I director to hold office for a three-year term and until his successor is elected and qualified.

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 95,000,000.

3.	To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006.

4.	To transact such other business as may properly come before the meeting.
     Stockholders of record at the close of business on September 7, 2005 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the Company’s principal offices.
By order of the Board of Directors,
FRANK C. LIN
Chairman of the Board of Directors,
President and Chief Executive Officer
Sunnyvale, California
September  , 2005

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying post-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Proxy Statement for Annual Meeting of Stockholders
TRIDENT MICROSYSTEMS, INC.
1090 East Arques Avenue
Sunnyvale, California 94085
     The accompanying proxy is solicited by the Board of Directors of Trident Microsystems, Inc., a Delaware corporation (“Trident” or the “Company”), for use at the Annual Meeting of Stockholders to be held October 24, 2005, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is September  , 2005, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.
SOLICITATION AND VOTING OF PROXIES
     Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.
     Voting Securities. Only stockholders of record as of the close of business on September 7, 2005 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 26,486,180 shares of common stock of the Company, par value $.001 per share (“Common Stock”), issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented at the meeting. The Company’s By-Laws provide that the holders of a majority of all of the shares of the stock entitled to vote at the meeting, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.
     Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors.
     Voting of Proxies. All valid proxies received prior to the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is exercised, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

INFORMATION ABOUT TRIDENT MICROSYSTEMS, INC.
Stock Ownership of Certain Beneficial Owners and Management
     The following table sets forth certain information, as of August 15, 2005, with respect to the beneficial ownership of the Company’s Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock, (ii) each director and director-nominee of the Company, (iii) the Chief Executive Officer and the two other most highly compensated executive officers of the Company as of June 30, 2005, whose salary and incentive compensation for the fiscal year ended June 30, 2005 exceeded $100,000 (“Named Executive Officers”), and (iv) all executive officers and directors of the Company as a group.

	Shares Owned (1) (2)
Name and Address of	Number	Percentage
Beneficial Owners	of Shares	of Class
Beneficial Owners of in Excess of
5% (other than directors and named executive officers)

FMR Corp.(3)	2,877,909	10.25%
82 Devonshire Street
Boston, MA 02109

Next Century Growth Investors LLC(4)	2,076,340	7.39%
5500 Wayzata Blvd.
Minneapolis, MN 55416

Named Executive Officers and directors(5)

Glen M. Antle(6)	52,500	*

Yasushi Chikagami(7)	74,000	*

Frank C. Lin(8)	1,581,119	5.63%

John Luke(9)	30,000	*

Millard Phelps(10)	10,015	*

Jung-Herng Chang(11)	307,610	1.10%

John Edmunds	0	*

Peter Jen (12)	365,605	1.30%

Executive officers and directors
as a group (8 persons)(13)	2,420,849	8.62%

*	Less than 1%

(1)	Except as otherwise noted, the persons named in the table have the sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The number of shares indicated includes in each case the number of shares of Common Stock issuable upon exercise of stock options to the extent such options are currently exercisable for purposes of this table. Options and warrants are deemed to be “currently exercisable” if they may be exercised within 60 days of August 15, 2005.

(2)	Calculated on the basis of 26,395,555 shares of Common Stock outstanding as of August 15, 2005, provided that any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after August 15, 2005 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

(3)	Based on a Schedule 13G filed on February 14, 2005 by FMR Corp.

(4)	Based on a Schedule 13G filed on February 14, 2005 by Next Century Growth Investors LLC.

(5)	The address of the executive officers and directors is c/o Trident Microsystems, Inc., 1090 East Arques Avenue, Sunnyvale, CA 94085.

(6)	Includes 52,500 shares subject to options exercisable by Mr. Antle within sixty days of August 15, 2005.

(7)	Includes 72,500 shares subject to options exercisable by Mr. Chikagami within sixty days of August 15, 2005. Also includes 1,500 shares held by a joint tenant account for Mr. Chikagami’s wife, son and daughter.

(8)	Includes 975,694 shares subject to options exercisable by Mr. Lin within sixty days of August 15, 2005. Also includes 15,750 shares held by Mr. Lin’s wife, 25,631 shares held by Mr. Lin’s second son and 20,000 shares held by Mr. Lin’s youngest son.

(9)	Includes 30,000 shares subject to options exercisable by Mr. Luke within sixty days of August 15, 2005.

(10)	Includes 10,000 shares subject to options exercisable by Mr. Phelps within sixty days of August 15, 2005.

(11)	Includes 244,500 shares subject to options exercisable by Mr. Chang within sixty days of August 15, 2005.

(12)	Includes 298,900 shares subject to options exercisable by Mr. Jen within sixty days of August 15, 2005.

(13)	Includes 1,684,094 shares subject to options exercisable within sixty days of August 15, 2005.

Management
Directors. This section sets forth the ages and backgrounds of the Company’s current directors, including the Class I nominee to be elected at this meeting.

		Positions	Director
Name	Age	With the Company	Since
Class I Director whose term expires at the 2005 Annual Meeting of Stockholders:

Yasushi Chikagami	66	Director	1994

Class II Director whose term expires at the 2006 Annual Meeting of Stockholders:

Millard Phelps	77	Director	1995

John Luke	72	Director	1999

Class III Directors nominated for election at the 2007 Annual Meeting of Stockholders:

Frank C. Lin	60	President, Chief Executive Officer	1987
		and Chairman of the Board of Directors

Glen M. Antle	67	Director	1992
     Mr. Lin founded the Company and has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since July 1987. His career spans 26 years in the computer and communications industries. From June 1984 to July 1987, he was Vice President of Engineering at Genoa Systems, Inc., a graphics and storage product company that he co-founded. From 1982 to 1984, Mr. Lin was a senior manager at Olivetti Advanced Technical Center, a PC peripheral equipment design company. Prior to Olivetti, Mr. Lin worked for IBM-Rolm, GTE and Exxon Office System in various engineering positions.
     Mr. Antle has served as a director of the Company since July 1992. From July 1996 to August 1997, Mr. Antle was a director of Compass Design Automation, a company providing EDA tools and libraries. From February 1991 to June 1993, he served as Chairman of the Board of Directors of PiE Design Systems, an electronic design automation company, and from August 1992 to June 1993 as its Chief Executive Officer. In June 1993, PiE merged into Quickturn Design Systems, Inc., also an electronic design automation company, and Mr. Antle served as Chairman of the Board of Directors of Quickturn from June 1993 to June 1999. From June 1989 to February 1991 Mr. Antle was retired. Mr. Antle was a co-founder of ECAD, Inc., now Cadence Design Systems, Inc., and served as its Co-Chairman of the Board of Directors from May 1988 to June 1989 and as its Chairman of the Board of Directors and Chief Executive Officer from August 1982 to May 1988. Mr. Antle is also a director of Semtech, a semiconductor corporation.
     Mr. Chikagami has served as a director of the Company since April 1994. From 1974 to January 1996, Mr. Chikagami served as Chairman of the EI-EN Group, a group of private companies located in Asia engaged in the electronics components and computer peripherals business. Since March 1992, Mr. Chikagami has served as Chairman of Arise Corporation, operating in Taiwan. Mr. Chikagami has also served as Chairman of Arise, Inc. since 2000, operating in Japan. Mr. Chikagami is also a director of Silicon Storage Technology, Inc. and Integrated Silicon Solution Inc.
     Mr. Phelps has been a member of the Board of Directors since September 1995. Mr. Phelps is a retired advisory director of Hambrecht and Quist (H&Q), a position he held from September 1994 to July 1997. Prior to joining H&Q in 1984 as a Principal in the firm and Senior Semiconductor Analyst, Mr. Phelps spent 23-years in the semiconductor industry in various management and corporate officer positions. Mr. Phelps is currently serving as a Director of Pericom and is also a director of a privately held company.

     Mr. Luke has served as a director of the Company since January 1999. From May 1989 to September 1997, Mr. Luke served as President of TSMC, USA and had been President Emeritus until 1999. Prior to that, from 1982 to 1989, Mr. Luke served as Vice President of Sales for Monsanto Electronic Materials, Inc.; from 1978 to 1982, as Vice President of Worldwide Sales at Signetics Corporation; from 1976 to 1978, as Vice President of Marketing and International Sales for American Microsystems, Inc.; from 1974 to 1976, as Vice President of Marketing and Sales for Monolithic Memories and from 1971 to 1974, as Vice President of Sales at Fairchild. Mr. Luke also spent 10 years at Texas Instruments in sales and engineering management positions.
     Management’s nominee for election at the Annual Meeting of Stockholders to Class I of the Board of Directors is Yasushi Chikagami, current Class I Director.

EXECUTIVE COMPENSATION AND OTHER MATTERS
     The following table sets forth information concerning the compensation during the fiscal years ended June 30, 2005, June 30, 2004 and June 30, 2003 of the Chief Executive Officer of the Company and our executive officers as of June 30, 2005, whose salary and bonus for the fiscal year ended June 30, 2005 exceeded $100,000. Amounts under the caption “Bonus” are amounts earned during the fiscal year including amounts paid after the end of the fiscal year but exclude amounts paid in one fiscal year for performance in the prior fiscal year.
Summary Compensation Table

						Long-Term
		Annual Compensation				Compensation
						Securities
				Other Annual		Underlying
Name and Principal Position	Year	Salary	Bonus	Compensation		Options (#)
Frank C. Lin	2005	$575,000	$431,250	$323,646	(1)	353,600	(4)
President and Chief	2004	$505,523	$186,821	$319,425	(2)	2,720,000	(5)
Executive Officer	2003	$505,523	$228,787	$0		80,000

Jung-Herng Chang	2005	$311,700	$226,930	$0		247,000	(4)
President, Digital Media	2004	$272,200	$58,789	$55,675	(3)	1,900,000	(5)
Business Unit	2003	$272,200	$47,399	$0		30,000

John Edmunds	2005	$230,000	$138,000	$0		40,000	(4)
Chief Financial Officer	2004	$11,326	$50,000	$0		280,000	(6)
	2003	$0	$0	$0		0

Peter Jen	2005	$268,840	$70,000	$0		16,900	(4)
Sr. Vice President, Asia	2004	$268,840	$48,224	$68,705	(3)	130,000	(5)
Operations and Chief	2003	$268,840	$45,853	$0		30,000
Accounting Officer

(1)	Overseas housing (rental fee) and hardship allowance.

(2)	Includes $128,320.16 accrued vacation payout. Also includes $191,104.94 overseas housing (rental fee) and hardship allowance.

(3)	Accrued vacation payout.

(4)	Represents the number of shares subject to options to purchase common stock of the Company into which options to acquire shares of the common stock of Trident Technologies Inc., the Company’s Taiwanese subsidiary (“TTI”), were converted upon the Company’s acquisition on March 31, 2005 of substantially all of the outstanding minority interests in TTI (the “TTI Acquisition”). See “TMI Option Grants In Last Fiscal Year”.

(5)	Represents the number of shares of TTI common stock subject to options granted by TTI during Fiscal Year 2004. In connection with the TTI Acquisition, outstanding TTI options were assumed by the Company and converted into Company options at an exchange ratio of one share of Company common stock for each five shares of TTI common stock.

(6)	Represents an option to purchase 150,000 shares of the common stock of the Company and an option to purchase 130,000 shares of the common stock of TTI granted in Fiscal Year 2004. In connection with the TTI Acquisition, outstanding TTI options were assumed by the Company and converted into Company options at an exchange ratio of one share of Company common stock for each five shares of TTI common stock.

Stock Options Granted During Last Fiscal Year
     The following table provides the specified information concerning grants of options to purchase the Company’s Common Stock made during the fiscal year ended June 30, 2005 to the persons named in the Summary Compensation Table.
TMI Option Grants In Last Fiscal Year

	Individual Grants
	Number of	% of Total
	Securities	Options			Potential Realizable Value at
	Underlying	Granted to	Exercise		Assumed Annual Rates of Stock
	Options	Employees	or Base		Price Appreciation
	Granted	in Fiscal	Price	Expiration	for Option Term
Name	(#)(1)	Year	($/Sh)(2)	Date	5% ($)	10% ($)
Frank C. Lin	353,600	51.81%	$1.57	8/28/2013	$8,868,447.94	$13,381,122.46

Jung-Herng Chang	247,000	36.19%	$1.57	8/28/2013	$6,194,871.72	$9,347,107.60

John Edmunds	40,000	5.86%	$1.57	8/28/2013	$1,055,915.58	$1,669,793.06

Peter Jen	16,900	2.48%	$1.57	8/28/2013	$423,859.64	$639,538.94

(1)	Represents the number of shares subject to options to purchase common stock of the Company into which options to acquire shares of the common stock of TTI were converted upon the Company’s assumption of the TTI options on March 31, 2005 in connection with the TTI Acquisition. Upon such assumption, outstanding TTI options were converted into Company options at an exchange ratio of one share of Company common stock for each five shares of TTI common stock. Each TTI option assumed by the Company will continue to vest and become exercisable at its then existing rate of 35% on the first anniversary of the date of grant by TTI, 15% on the second anniversary of the date of grant by TTI, 25% on the third anniversary of the date of grant by TTI and 25% on the fourth anniversary of the date of grant by TTI.

(2)	Represents the exercise price per share of Company common stock subject to TTI options assumed by the Company in connection with the TTI Acquisition, which was determined by dividing the aggregate exercise price of each TTI option by the number of shares of Company common stock subject to the option immediately following its assumption.

TTI Stock Options Granted During Last Fiscal Year
     The following table provides the specified information concerning grants of options to purchase stock in Trident Technologies Inc., the Company’s Taiwanese subsidiary (“TTI”) made during the fiscal year ended June 30, 2005 to the persons named in the Summary Compensation Table (the “Named Executive Officers”). John Edmunds was the only Named Executive Officer to receive such a grant in fiscal 2005.
TTI Option Grants in Last Fiscal Year

Individual Grants
	Number of	% of Total				Potential Realizable Value at
	Securities	Options				Assumed Annual Rates of Stock Price
	Underlying	Granted to	Exercise			Appreciation for Option Term
	Options	Employees	or Base			Base	Base
	Granted	in Fiscal	Price	Expiration		Appreciation	Appreciation
Name	(#) (1)	Year	($/Sh)(2)	Date	0%($)	5%($)	10%($)

John Edmunds	70,000	2.39%	$0.32	1/31/2005	$1,100,400	$1,807,511	$2,889,840

(1)	Represents shares of the common stock of TTI subject to options granted by TTI. Upon the Company’s assumption of the TTI options on March 31, 2005 in connection with the TTI Acquisition, TTI options were converted into Company options at an exchange ratio of one share of Company common stock for each five shares of TTI common stock. Each option grant listed was granted under the TTI 2003 stock option plan (the “TTI Plan”) and vests 35% on the first anniversary of the date of grant, 15% on the second anniversary of the date of grant, 25% on the third anniversary of the date of grant and 25% on the fourth anniversary of the date of grant.

(2)	All TTI options were granted at an exercise price of NT $10, or approximately $0.32 based upon an exchange rate of NT$ 31.65 per $1 on February 4, 2005. As is the practice in Taiwan, the exercise price of these options is initially fixed at the inception of the plan for a given pool of options, and then options are granted at that price until the pool is depleted. The initial fixed exercise price of NT $10 for TTI’s initial 16.2 million share pool was customary for an emerging company in Taiwan, and is equivalent to the par value of the stock. As stock options are granted, this fixed exercise price may be well below the fair market value of the stock at the time of grant. Consistent with generally accepted accounting principles, Trident measures the intrinsic value of these stock options and records deferred compensation at the time of grant to be amortized to expense over the vesting period of the option. See Note 8, Stock Options in TTI in the Notes to Consolidated Financial Statements filed as part of the Annual Report on Form 10-K for the fiscal year ended June 30, 2004, filed with the SEC on September 13, 2004.

(3)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the further development of a liquid market for TTI Common Stock or other transactions involving TTI Common Stock, the future performance of the TTI Common Stock, overall market conditions and the option-holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. The 0% column represents the difference between the exercise price and fair value on the date of grant.

Option Exercises and Fiscal 2005 Year-End Values
     The following table provides the specified information concerning exercises of options to purchase the Company’s Common Stock in the fiscal year ended June 30, 2005, and unexercised options held as of June 30, 2005, by the persons named in the Summary Compensation Table.
Aggregate Option Exercises in Last Fiscal Year And Fiscal Year-End Values

	Shares
	Acquired		Number of Securities Underlying
	On		Unexercised Options at FY-		Value of Unexercised In-the-Money
	Exercise	Value	End(1) (2)		Options at FY-End(3)
Name	(#)	Realized	Exercisable(2)	Unexercisable(2)	Exercisable	Unexercisable
Frank Lin	193,406	$3,837,865.91	894,094	353,600	$17,775,532.33	$7,468,032.00

Jung-Herng Chang	175,000	$2,811,767.00	285,000	247,000	$5,600,687.25	$5,216,640.00

John Edmunds	0	$0.00	46,600	143,400	$526,692.00	$1,656,108.00

Peter Jen	75,000	$1,211,071.50	360,000	16,900	$7,149,627.00	$356,928.00

(1)	The options for Frank Lin, Jung-Herng Chang and Peter Jen were granted under the 1992 Stock Option Plan and the options for John Edmunds were granted under the 2002 Stock Option Plan.

(2)	Includes shares of the common stock of the Company subject to options into which options to acquire shares of the common stock of TTI were converted upon the Company’s assumption of the TTI options on March 31, 2005 in connection with the TTI Acquisition.

(3)	The value of the unexercised in-the-money options is based on the closing price of the Company’s Common Stock on June 30, 2005 ($22.69 per share), as reported by the Nasdaq National Market, and is net of the exercise price of such options.

Compensation of Directors
     Board members other than the Company’s non-employee directors receive no compensation for attending Board meetings. The Company’s non-employee directors receive $20,000 per year as an annual retainer and reimbursement of certain expenses in connection with attendance at Board meetings and Committee meetings. In addition, each non-employee director receives $1,500 for each Board meeting attended in person, the committee chairperson receives $1,250 for each Committee meeting attended in person, and each other committee member receives $1,000 for each Committee meeting attended in person, and each director receives $500 for each Board or Committee meeting attended by phone.
     On the date of our annual meeting held on March 24, 2005, each non-employee director then in office was granted by the Compensation Committee of the Board an option to purchase 25,000 shares of common stock at a price of $17.50 per share, the closing sale price of our common stock reported on the Nasdaq National Market on such date. Each of these options was granted under our 2002 Stock Option Plan, has a term of ten years and becomes exercisable in three annual installments, subject to the non-employee director’s continued Board service.
Change-in-Control Arrangements
     The Company’s 1992 Stock Option Plan and each option granted under our 2002 Stock Option Plan (the “Option Plans”) provide that in the event of a merger of the Company with or into another corporation, unless the successor corporation assumes or substitutes equivalent options for options granted under the Option Plans, options under the Option Plans will become fully exercisable prior to the merger. Options which are neither assumed or substituted for by the successor corporation, nor exercised prior to the expiration of a 15-day notice period, will terminate upon the expiration of such period.
     All shares subject to options granted under the Company’s 1994 Outside Directors Stock Option Plan (the “Directors Plan”) will become fully vested and exercisable as of the date 15 days prior to a change in control of the Company, as defined in the Directors Plan, unless the surviving or successor corporation either assumes or substitutes its options for options outstanding under the Directors Plan. Any such options which are neither assumed or substituted for by the successor corporation, nor exercised, will terminate as of the date of the change in control.
     The Company entered into a change-in-control agreement, effective September 25, 2001, with Frank Lin, the Chairman, CEO and President of the Company. The agreement provides for severance and other benefits to be paid to Mr. Lin in the event of Mr. Lin’s termination following a “change in control” of the Company. The agreement defines a “change in control” as a merger or consolidation or the sale, or exchange by the stockholders of the Company of 40% or more of the capital stock of the Company, or the sale or exchange of 40% or more of the Company’s assets. The agreement provides that in the event of Mr. Lin’s involuntary termination, constructive termination, death or disability within 36 months following a change in control, Mr. Lin will be entitled to receive: (1) severance in the amount of 36 months of Mr. Lin’s annual base salary then in effect, (2) three times Mr. Lin’s potential annual bonus then in effect, (3) acceleration in vesting of up to 1,000,000 of Mr. Lin’s options, and (4) continued group insurance coverage of medical, dental, prescription drug, vision care and life insurance for 36 months following Mr. Lin’s termination.
     John Edmunds’ offer letter of employment with the Company includes a change-in-control arrangement pursuant to which, on his termination following a change-in-control, he is entitled to receive a payment equal to 12 months of his annual base compensation and 12 months accelerated vesting of his stock options.
     The Board of Directors believes that these arrangements are is in the best interests of the Company in order to ensure the continued dedication and objectivity of Mr. Lin and Mr. Edmunds, notwithstanding the possibility of a “change-in-control.”
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission (SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.
     Based solely on the Company’s review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that, during fiscal 2005, all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders were met.

Equity Compensation Plan Information
We currently maintain three compensation plans that provide for the issuance of our common stock to officers, directors, other employees or consultants. These consist of the 2002 Stock Option Plan (the “2002 Plan”), the 1996 Nonstatutory Stock Option Plan (the “1996 Plan”) and the 2001 Employee Stock Purchase Plan (the “Purchase Plan”). Options to purchase our common stock remain outstanding under two compensation plans which have expired or been terminated: the 1992 Stock Option Plan (the “1992 Plan”) and the 1994 Outside Directors Stock Option Plan (the “1994 Plan”). In addition, we have reserved shares for issuance upon the exercise of options to purchase common stock of TTI assumed by the Company in connection with the TTI Acquisition. All such plans and the assumption of TTI options have been approved by stockholders except the 1996 Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of June 30, 2005:

Number of shares
	Number of shares			remaining available
	to			for
	be issued upon		Weighted-average	future issuance
	exercise of		exercise price of	under equity
	outstanding		outstanding	compensation plans
	options,		options,	(excluding shares
	warrants and		warrants and	reflected in
	rights		rights	column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by stockholders	4,908,145	(1)	$2.91	1,213,065	(2)
Equity compensation plans not approved by stockholders (3)	1,497,408		$4.54	885,211
Total	6,405,553		$3.29	2,098,276

(1)	Includes 1,552,594 shares that are reserved and issuable upon exercise of options outstanding under the 1992 Plan, which expired on October 16, 2002, 189,451 shares that are reserved and issuable upon exercise of options outstanding under the 1994 Plan, which expired on January 13, 2004, 250,000 shares that are reserved and issuable upon exercise of options outstanding under the 2002 Plan and 2,916,100 shares that are reserved and issuable upon exercise of options outstanding under the TTI Plan.

(2)	Includes 450,565 shares reserved for future issuance under the Purchase Plan and 762,500 shares reserved future issuance under the 2002 Plan.

(3)	Consists of shares subject to options that are outstanding or may be issued pursuant to the 1996 Plan.
Material Features of the 1996 Nonstatutory Stock Option Plan
As of June 30, 2005, we had reserved an aggregate of 6,150,000 shares of Common Stock for issuance under the 1996 Plan, of which 885,211 shares remained available for future grant on such date. The 1996 Plan provides for the granting of nonstatutory stock options to employees and consultants who are not officers or directors of the Company, with exercise prices per share equal to no less than 85% of the fair market value of our Common Stock on the date of grant. Options granted under the 1996 Plan generally have a 10-year term and vest at the rate of 25% of the shares subject to the option on each of the first four anniversaries of the date of grant. The vesting of options granted under the 1996 Plan will be accelerated in full in the event of a merger of the Company with or into another corporation in which the outstanding options are neither assumed nor replaced by equivalent options granted by the successor corporation or a parent or subsidiary of the successor corporation. The 1996 Plan is not required to be and has not been approved by the Company’s stockholders.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
Compensation Committee
     The Compensation Committee was composed of three independent, non-employee directors of the Company, John Luke, Glen Antle and Yasushi Chikagami during the fiscal 2005. No such persons were former employees of the Company. The Compensation Committee’s primary function is to review and recommend salary levels of, to approve bonus plans for and stock option grants to executive officers, and to set the compensation of the Chief Executive Officer.
Compensation Philosophy
     The Compensation Committee seeks to align executive compensation with the value achieved by the executive team for the Company’s stockholders. To that end, the Company’s compensation program emphasizes both short- and long-term incentives designed to attract, motivate, and retain highly qualified executives who will effectively manage the Company and maximize stockholder value. The Company uses salary, executive officer bonuses and stock options to motivate executive officers to achieve the Company’s business objectives and to align the incentives of officers with the long-term interests of stockholders. The Compensation Committee annually reviews and evaluates each executive officer’s base and variable compensation relative to corporate performance and comparative market information.
     In setting total compensation, the Compensation Committee considers individual and Company performance, and periodically reviews market information in the form of published survey data provided to the Compensation Committee by the Company’s human resources staff. The Compensation Committee’s policy is generally to target levels of cash and equity compensation paid to its executive officers so that such compensation is competitive with market compensation.
     In preparing the performance graph for this Proxy Statement, the Company has selected the S&P Semiconductors Index and the Nasdaq Stock Market-U.S. Index as its peer groups. The companies that the Company included in its stratified salary surveys are not necessarily those included in the indices, as such companies may not be competitive with the Company for executive talent, particularly those companies located outside the Silicon Valley, where competition for employees has been intense.
Forms of Compensation
     Salary. The Company strives to offer executive officers salaries that are competitive with comparable companies in the technology sector generally and in the semiconductor design industry. Frank C. Lin, President and Chief Executive Officer of the Company, recommends executive salaries at the time executives join the Company, which are subject to review and approval by the Compensation Committee. Thereafter, Mr. Lin periodically reviews salaries of the executive officers and recommends adjustments to the base salaries of those officers which are subject to review and approval by the Compensation Committee. Adjustments made by Mr. Lin and the Compensation Committee are based on individual executive officer performance, cost of living increases, Company performance, and adjustments to retain qualified personnel.
     Incentive Compensation. The Board of Directors reviews and approves an executive bonus plan (“Plan”) based upon Company performance and individual performance , and the Plan is generally focused substantially upon Company performance. The Compensation Committee believes that significant bonus incentives based on performance of the Company provide substantial motivations to achieve corporate goals. In general, under such Plans, which are adopted annually, Company performance is measured for the fiscal year on a basis of achieving revenue targets and on actual net profit as compared with budgeted net profit. Each executive’s incentive bonus will increase if the Company’s performance exceeds goals, but is subject to overall limitations on amount. For fiscal 2005, bonuses will be determined after the fiscal year end based upon Company performance. The Plan is approved by the Compensation Committee with the Compensation Committee reviewing the calculations of amounts based upon the Plan. The Compensation Committee believes the incentives paid to the Company’s executives on a basis of Company performance and individual performance are comparable to those paid under industry standard incentive compensation programs. The Board of Directors has also approved a bonus plan which provides incentive compensation to executive officers based upon performance of certain investments made by the Company.

     Stock Options. The Compensation Committee strives to maintain the equity position of all executive officers at levels competitive with comparable companies. The Compensation Committee believes that equity ownership provides significant additional motivation to executive officers to maximize value for the Company’s stockholders, and therefore grants stock options under the Company’s option plan’s at the commencement of an executive officer’s employment and, depending on that officer’s performance and the appropriateness of additional awards to retain key employees, periodically thereafter. Stock options are granted at the prevailing market price, generally vest over a period of four years and will only have value if the Company’s stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interests of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock price performance.
CEO Compensation
     The Compensation Committee reviews Mr. Lin’s performance and makes adjustments to his salary. Mr. Lin’s base salary is reviewed annually by the Compensation Committee and reflects his position, duties, and responsibilities. In fiscal 2005, due to substantial amount of time Mr. Lin was expected to spend in the Far East the Compensation Committee determined to award Mr. Lin a hardship allowance and a living expense reimbursement which totaled $323,646 .
     Incentive Compensation. Mr. Lin’s incentive compensation is determined on the same basis as all other executive officers, . The Compensation Committee reviewed and approved the Plan, and reviewed the payout for Mr. Lin under the Plan and concluded that the payment was properly determined under the approved Plan.
     Stock Options. The Compensation Committee did not grant any options to Mr. Lin in fiscal 2005. Mr. Lin did receive 353,600 upon conversion of options he held in TTI into TMI options, based on the same terms as the conversion of all other TMI options. The terms of this conversion were reviewed and unanimously approved by the independent members of the Board of Directors.
Section 162(m) of the Internal Revenue Code
     The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), which disallows a tax deduction to any publicly-held corporation for individual compensation exceeding $1 million in any taxable year paid to the chief executive officers or any of the four other most highly compensated executive officers, unless the compensation is commission or performance-based. The Company’s policy is to qualify to the extent reasonable its executive officers’ compensation for deductibility under applicable tax laws. The Compensation Committee believes that compensation attributable to options granted under the Company’s 2002 Stock Option Plan during the fiscal year ended June 30, 2005 will qualify as performance-based compensation in accordance with the regulations under Section 162(m). In addition, the targeted cash compensation of each of the named executive officers is generally well below the $1 million threshold and will therefore not be subject to the limitation on deductibility under Section 162(m). However, cash compensation paid to Frank Lin during the fiscal year ended June 30, 2005 did not qualify as performance-based compensation within the meaning of Section 162(m) and was not deductible by the Company to the extent of the amount that exceeded $1,000,000. Furthermore, Mr. Lin’s non-performance based compensation for purposes of Section 162(m) in our current fiscal year may exceed $1,000,000 if Mr. Lin receives a bonus at the target level based on the Plan for 2006. The Compensation Committee believes that its goals in establishing a compensation program for Mr. Lin outweigh the loss of a tax deduction for income which exceeds the limit under Section 162(m).

2005 COMPENSATION COMMITTEE John Luke Yasushi Chikagami Glen Antle

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. PriceWaterhouseCoopers, LLP, the Company’s independent registered public accountant, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.
     The Audit Committee consists of three directors each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. The Board has also determined that ___is the Audit Committee Expert, for purposes of the rules and regulations of the Securities and Exchange Commission. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.
     The Committee also reviewed with PricewaterhouseCoopers, LLP, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, PricewaterhouseCoopers, LLP’s judgment as to the quality, and not just the acceptability, of the Company’s accounting principles as applied in our financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted accounting principles. The Committee periodically met with PricewaterhouseCoopers, LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of the Company’s financial reporting. The Committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with PricewaterhouseCoopers, LLP, with and without management present, to discuss the overall scope of PricewaterhouseCoopers, LLP’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of its financial reporting.
     The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.
     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

AUDIT COMMITTEE Glen M. Antle Millard Phelps John Luke

COMPARISON OF STOCKHOLDER RETURN
     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company’s Common Stock with the cumulative total return of the Nasdaq Stock Market Index (U.S. Companies) (“Nasdaq US”) and the S&P Semiconductors Index (“S&P Semiconductors”) for the period commencing on June 30, 2000 and ending on June 30, 2005.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG TRIDENT MICROSYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.)
INDEX AND THE S & P SEMICONDUCTORS INDEX

*	Assumes that $100 was invested on June 30, 2000 in our common stock and each index, and that all dividends have been reinvested. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.
Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

	Jun-00	Jun-01	Jun-02	Jun-03	Jun-04	Jun-05
Trident Microsystems	$100.00	$45.11	$69.11	$99.67	$189.50	$378.17

Nasdaq US	$100.00	$55.52	$37.16	$31.63	$43.07	$43.56

S&P Semiconductors	$100.00	$42.47	$25.89	$26.48	$36.18	$33.98

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     The Company has a classified Board of Directors currently consisting of one Class I director (Yasushi Chikagami), two Class II directors (Millard Phelps and John Luke) and two Class III directors (Frank C. Lin and Glen M. Antle), who will serve until the annual meetings of stockholders to be held in 2005, 2006 and 2007, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire on the annual meeting dates. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by vote of the stockholders) may be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.
     The terms of the Class I director will expire on the date of the upcoming annual meeting. Accordingly, one person is to be elected to serve as Class I director of the Board of Directors at the meeting. Management’s nominee for election by the stockholders to this position is Yasushi Chikagami, the current Class I member of the Board of Directors.
     If elected, the nominee will serve as director until the Company’s annual meeting of stockholders in 2008, and until his successor is elected and qualified. If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as the Company may designate. Proxies may not be voted for more than one nominee.
     If a quorum is present, the one nominee for Class I director receiving the highest number of affirmative votes will be elected as Class I directors. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF MR. CHIKAGAMI.

Independence of the Board of Directors
     As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent”, as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent”, including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
     Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Trident, our senior management and our independent auditors, the Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Frank Lin, our President, Chief Executive Officer and Chairman of the Board.
Information regarding the Board of Directors and its Committees
     In April 2004, the Board of Directors documented the governance practices followed by us by adopting Corporate Governance Policies to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The policies are also intended to align the interests of directors and management with those of our shareholders. The Corporate Governance Policies set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Policies were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Policies, as well as the charters for each committee of the Board, may be viewed at www.tridentmicro.com.
     As required under Nasdaq listing standards, our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Trident Microsystems, Inc. at 1090 East Arques Avenue, Sunnyvale, California 94085. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.
     The following table provides membership and meeting information for fiscal 2005 for each of these Board committees:

Nominating and
Name	Audit	Compensation	Corporate Governance
Glen M. Antle	X *	X	X

Yasushi Chikagami		X	X

John Luke	X	X *

Millard Phelps	X		X *

Total meetings in FY2005	4	1	1

*	Committee Chairperson

The Audit Committee
     The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions:
•	approves all professional services performed by the independent public accountants;

•	recommends the retention of the independent public accountants to the Board of Directors, subject to ratification by the stockholders;

•	reviews, with the Company’s independent public accountants, management and the Board of Directors, the Company’s financial reporting processes and internal financial controls;

•	reviews the independence of the Company’s independent public accountants;

•	reviews and discusses with management the results of the examination of the Company’s financial statements by the independent public accountants and the independent public accountants’ opinion; and

•	discusses with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditory Standards No. 380).
     The Audit Committee was composed of three independent, non-employee directors of the Company, Glen M. Antle, Millard Phelps and John Luke during fiscal 2005. The Audit Committee adopted a formal charter on June 13, 2000 and the Audit Committee Charter has been amended and restated on April 21, 2004 to provide for annual review of such charter in accordance with the rules of Nasdaq. The Audit Committee held four (4) meetings during the fiscal year ended June 30, 2005.
     The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). We currently do not have an Audit Committee financial expert as defined in Item 401(h) of Regulation S-K. At this time, the Board believes that the interests of our shareholders are best served through the identification and recruitment of board members who possess a wide range of business, operational and technical experience in the semiconductor industry.
The Compensation Committee
     The Compensation Committee of the Board of Directors:
•	reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers;

•	determines all compensation for the Chief Executive Officer, including incentive-based and equity-based compensation;

•	Evaluate and recommend to the Board for determination all employment, severance, or change-in-control agreements applicable to executive officers;

•	Review and propose to the Board from time to time changes in director compensation.
     The Compensation Committee was comprised of three independent, non-employee directors of the Company, Glen Antle, John Luke and Yasushi Chikagami during fiscal 2005. The Compensation Committee held one meeting during the fiscal year ended June 30, 2005.
The Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee of the Board of Directors:
•	identifies, reviews and evaluates candidates to serve as directors of the Company;

•	reviews and evaluates incumbent directors;

•	recommends candidates to the Board for election to the Board;

•	assesses the performance of the Board; and

•	reviews and assesses our corporate governance principles.

     Three directors comprise the Nominating and Corporate Governance Committee: Glen M. Antle, Yasushi Chikagami and Millard Phelps. All members are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee held one meeting for the fiscal year ended June 30, 2005.
     The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Trident, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Trident and the long-term interests of shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Trident, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to Trident during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advise of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a shareholder or shareholders holding more than 5% of our voting stock.
     The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidates was recommended by a shareholder or not. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 1090 East Arques Avenue, Sunnyvale, California 94085, attention: Nominating and Corporate Governance Committee, at least 120 days prior to the anniversary date of the mailing of the proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating shareholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Meetings of the Board of Directors and Committees.
     During the fiscal year ended June 30, 2005, the Board of Directors held seven (7) meetings. The Company has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. All directors attended at least 75% of the aggregate of the number of meetings of the Board of Directors and of the committees of the Board of Directors on which such director served during fiscal 2005.
Shareholder Communications with the Board of Directors.
     The Board of Directors has adopted a formal process by which shareholders may communicate with the Board of Directors or any of its directors. Shareholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to our Corporate Secretary at 1090 East Arques Avenue, Sunnyvale, California 94085; or fax: (408) 733-1588. All communications will be compiled by our Corporate Secretary and submitted to the Board of Directors or the individual directors on a periodic basis.
Code of Conduct
     We have adopted the Trident Microsystems, Inc. Code of Conduct that applies to all of our officers, directors and employees. The Code of conduct is available on our website at http://www.tridentmicro.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code to any of our executive officers or directors, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL No. 2
APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
     The stockholders are being asked to approve an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) to increase the number of authorized shares of Common Stock from 60,000,000 to 95,000,000. In July 2005, the Company’s Board of Directors adopted resolutions approving and authorizing the amendment and directing that the amendment be submitted to a vote of the stockholders at a special meeting. The Board determined that the amendment is in the best interests of the Company and its stockholders and unanimously recommends approval by the stockholders. If the proposed amendment is approved by the stockholders, the Board currently intends to file with the Secretary of State of the State of Delaware a Certificate of Amendment to the Restated Certificate reflecting such amendment as soon as practicable following stockholder approval.
     The Restated Certificate currently authorizes the issuance of up to 60,500,000 shares of stock, of which 60,000,000 shares are designated as Common Stock, $.001 par value per share, and 500,000 shares are designated as Preferred Stock, $.001 par value per share. No shares of Preferred Stock are issued and outstanding. The proposed amendment will not, if adopted, result in an increase in the number of authorized shares of Preferred Stock. Of the 60,000,000 shares of Common Stock currently authorized, as of the close of business on August 15, 2005, there were 26,395,555 shares of Common Stock issued and outstanding. In addition, as of August 15, 2005, the Company has reserved up to approximately 450,565 shares of Common Stock for issuance pursuant to the Company’s employee stock purchase plan and 8,544,328 shares of Common Stock for issuance pursuant to the Company’s current incentive compensation plans and programs.
     The Board of Directors has proposed this amendment to ensure that the Company has sufficient shares available for general corporate purposes including, without limitation, equity financings, acquisitions, establishing strategic relationships with corporate partners, providing equity incentives to employees, and payments of stock dividends, stock splits or other recapitalizations. The Company considers from time to time acquisitions, equity financings, strategic relationships and other transactions as market conditions or other opportunities arise. Without an increase in the shares of Common Stock authorized for issuance, the Company might not be able to conclude any such transaction in a timely fashion.
     The Board has reviewed and will continue to review financing alternatives for the Company including considering whether and when to undertake an equity financing. The Company could undertake an equity financing whether or not this proposal is adopted, but if this proposal is not approved, the size of any such financing would be restricted by the need to reserve shares for other purposes. This proposal would be submitted to stockholders whether or not an equity financing was considered or undertaken, and approval of this proposal does not include approval of a financing. Even if this proposal is approved, the Company may not proceed with an equity financing in the immediate future, or at any time, and certain equity financings may require separate stockholder approval that would be sought at the time of such financing.
     If the stockholders approve the proposed amendment, the Board may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as may be required in particular cases by the Company’s charter documents, applicable law or the rules of any national securities exchange on which shares of Common Stock of the Company may then be listed. Under the Company’s Restated Certificate, the Company’s stockholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of Common Stock. In addition, if the Board elects to cause the Company to issue additional shares of Common Stock or securities convertible into or exercisable for Common Stock, such issuance could have a dilutive effect on the voting power and earnings per share of existing stockholders.

     The increase in the number of authorized shares of Common Stock could have an anti-takeover effect, although this is not the intent of the Board in proposing the amendment. For example, if the Board issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board of Directors. As of the date of this Proxy Statement, the Board is not aware of any attempt or plan to obtain control of the Company.
     If approved, the amendment would amend and restate Section A of Article Fourth of the Restated Certificate as follows:
“The total number of shares of all classes of stock which the Corporation shall have authority to issue is Ninety-five Million Five Hundred Thousand (95,500,000), which consists of 95,000,000 shares of Common Stock with par value of $.001 per share and 500,000 shares of Preferred Stock with par value of $.001 per share.”
     The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment. Therefore, abstentions and broker non-votes will have the same effect as votes against this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Company is asking the stockholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Company’s and its stockholders’ best interests.
PricewaterhouseCoopers LLP has audited the Company’s consolidated financial statements annually since the fiscal year ended June 30, 1991. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following is a summary of the fees billed by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended June 30, 2005 and 2004:

Fee Category	Fiscal 2005	Fiscal 2004
Audit Fees	$715,000	$292,000
Audit-Related Fees	61,000	74,000
Tax Fees	157,000	122,000
All Other Fees	2,000	—

Total Fees	$935,000	$488,000

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Company’s consolidated financial statements and are not reported under Audit Fees. These services include accounting consultations in connection with restructuring, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.
Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.
All Other Fees. Consists of fees for products and services other than the services reported above. No such services were rendered by PricewaterhouseCoopers LLP during the periods presented.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit
Services of Independent Auditors
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
     The affirmative vote of a majority of the votes cast at the annual meeting of stockholders at which a quorum is present is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2006.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
     The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder proposal must be received at the Company’s principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement or (iii) in the event of a special meting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.
     Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 1090 East Arques Avenue, Sunnyvale, California 94085, no later than May 25, 2006 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company’s proxy statement for that meeting.
TRANSACTION OF OTHER BUSINESS
     At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

FRANK C. LIN
Chairman of the Board of Directors,
President and Chief Executive Officer

September , 2005